Exhibit 5.1

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

                                             November 7, 2014

Unum Group,

    1 Fountain Square,

        Chattanooga, Tennessee 37402.

Unum Group Financing Trust I,

    1 Fountain Square,

        Chattanooga, Tennessee 37402.

Unum Group Financing Trust II,

    1 Fountain Square,

        Chattanooga, Tennessee 37402.

Ladies and Gentlemen:

We are acting as special counsel to Unum Group, a Delaware corporation (the “Company”), and to Unum Group Financing Trust I and Unum Group Financing Trust II, each a Delaware statutory business trust (the “Trusts”), in connection with their filing of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”). The Registration Statement registers the following securities (collectively, the “Securities”):

•	senior and subordinated debt securities, preferred stock, common stock, warrants and stock purchase contracts of the Company, depositary shares representing interests in preferred stock of the Company, and units comprised of the foregoing (or of the Preferred Securities described below);

•	preferred securities of the Trusts (the “Preferred Securities”), each representing an undivided, preferred beneficial interest in the assets of the issuing Trust;

Unum Group Unum Group Financing Trust I Unum Group Financing Trust II	- 2 -

•	guarantees and related obligations of the Company, on a subordinated basis and to the extent provided therein, with respect to the payment of distributions on and the redemption or liquidation price of the Preferred Securities (the “Guarantees”); and

•	subordinated debt securities to be issued by the Company to the Trusts in connection with the issuance by the Trusts of Preferred Securities (the “Debentures”).

In connection with the filing of the Registration Statement, we, as your special counsel, have examined such corporate records, certificates and other documents, including the resolutions of the Company’s Board of Directors authorizing the issuance of the Securities (the “Resolutions”), and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, we advise you that, in our opinion:

(1) Debt Securities. The indenture relating to the senior debt securities, which is dated August 23, 2012, has been duly authorized, executed and delivered. The indenture relating to the subordinated debt securities, in the form filed as an exhibit to the Registration Statement, has been duly authorized by the Company. When the Registration Statement has become effective under the Act, when the indenture relating to the subordinated debt securities has been duly executed and delivered substantially in the form so filed, when the terms of the debt securities to be issued under the two indentures described above (other than the Debentures, which we address below) (the “Indenture Securities”) and of their issuance and sale have been duly established in conformity with the related indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the Indenture Securities have been duly executed and authenticated in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions, the Indenture Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The debt securities covered by the opinion in this paragraph include any debt securities that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities, as well as any stock purchase contracts or units that may be issued under the indentures relating to the debt securities, but they do not include any Preferred Securities, Guarantees or Debentures.

Unum Group Unum Group Financing Trust I Unum Group Financing Trust II	- 3 -

(2) Preferred Stock. When the Registration Statement has become effective under the Act, when the terms of the preferred stock of the Company and of its issuance and sale have been duly established in conformity with the Company’s amended and restated certificate of incorporation, when an appropriate certificate of designations with respect to the preferred stock has been duly filed with the Secretary of State of the State of Delaware and when the preferred stock has been duly issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the preferred stock will be validly issued, fully paid and non-assessable. The preferred stock covered in the opinion in this paragraph includes any preferred stock of the Company that may be represented by depositary shares or may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

(3) Common Stock. When the Registration Statement has become effective under the Act, when the terms of the sale of the common stock have been duly established in conformity with the Company’s amended and restated certificate of incorporation and when the common stock has been duly issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the common stock will be validly issued, fully paid and non-assessable. The common stock covered by the opinion in this paragraph includes any common stock that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

(4) Warrants. When the Registration Statement has become effective under the Act, when the terms of the warrant agreements under which the warrants are to be issued have been duly established and the warrant agreements have been duly executed and delivered, when the terms of such warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement and when such warrants have been duly executed and authenticated in accordance with the applicable warrant agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the

Unum Group Unum Group Financing Trust I Unum Group Financing Trust II	- 4 -

Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The warrants covered by the opinion in this paragraph include any warrants that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities, but they do not include any Indenture Securities.

(5) Stock Purchase Contracts. When the Registration Statement has become effective under the Act, when the terms of the governing instruments or agreements under which the stock purchase contracts are to be issued have been duly established and such governing documents have been duly executed and delivered, when the terms of such stock purchase contracts and of their issuance and sale have been duly established in conformity with the applicable governing documents and when such stock purchase contracts have been duly executed and authenticated in accordance with the applicable governing documents and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such stock purchase contracts will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The stock purchase contracts covered by the opinion in this paragraph include any stock purchase contracts that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities, but they do not include any Indenture Securities.

(6) Units. When the Registration Statement has become effective under the Act, when the terms of the unit agreements under which the units are to be issued have been duly established and such unit agreements have been duly executed and delivered, when the terms of such units and of their issuance and sale have been duly established in conformity with the applicable unit agreements and when such units have been duly executed and authenticated in accordance with the applicable unit agreements and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument

Unum Group Unum Group Financing Trust I Unum Group Financing Trust II	- 5 -

binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The units covered by the opinion in this paragraph include any units that may be issued upon exercise or otherwise pursuant to the terms of any other Securities, but they do not include any Indenture Securities.

(7) Depositary Shares. When the Registration Statement has become effective under the Act, when the terms of the deposit agreements under which the depositary shares are to be issued have been duly established and such deposit agreements have been duly executed and delivered, when the terms of the depositary shares and of their issuance and sale have been duly established in conformity with the applicable deposit agreement, when the preferred stock represented by the depositary shares has been duly delivered to the applicable depositaries and when the depositary receipts evidencing the depositary shares have been duly issued against deposit of the preferred stock in accordance with the applicable deposit agreements and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the depositary receipts evidencing the depositary shares will be validly issued and will entitle the holders thereof to the rights specified in the depositary shares and the applicable deposit agreements, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The depositary shares covered by the opinion in this paragraph include any depositary shares that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

(8) Guarantees and Debentures. When the Registration Statement has become effective under the Act, when the guarantee and related agreements under which the Guarantees are to be issued, the trust agreements under which the Preferred Securities are to be issued and the supplemental indentures under which (together with the related indenture referenced in paragraph (1) above) the Debentures are to be issued have been duly executed and delivered in substantially the forms filed as exhibits to the Registration Statement, when the terms of the Guarantees, the related Preferred Securities and the corresponding Debentures and of their issuance have been duly established in conformity with the guarantee and related agreements, the trust agreements and the related indenture

Unum Group Unum Group Financing Trust I Unum Group Financing Trust II	- 6 -

and supplemental indentures, as applicable, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the relevant Trust and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the relevant Trust, and when the Guarantees, the related Preferred Securities and the corresponding Debentures have been duly executed and (if required) authenticated in accordance with the guarantee and related agreements, the trust agreements and the related indenture and supplemental indentures, as applicable, and issued and sold by the Company and the respective Trusts, as applicable, as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions, the Guarantees and the Debentures will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Guarantees and Debentures covered by the opinion in this paragraph include any Guarantees and Debentures that, with the corresponding Preferred Securities, may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

In rendering the foregoing opinion, we are expressing no opinion as to Federal or state laws relating to fraudulent transfers.

We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. For example, a state court in the State of New York rendering a judgment on such Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and (except as stated below) the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. Notwithstanding the foregoing, for the purposes of our opinion set forth in paragraph (8) above, we have assumed that, at all relevant times, the Preferred Securities and the related trust agreements will have been duly executed and delivered by the respective Trusts and, in the case of the trust agreements, by the

Unum Group Unum Group Financing Trust I Unum Group Financing Trust II	- 7 -

Company, the Preferred Securities will have been duly authenticated, if required under the trust agreements, and the Preferred Securities and the trust agreements will constitute valid and legally binding obligations of the respective Trusts and, in the case of the trust agreements, of the Company under the laws of the State of Delaware, and we are expressing no opinion as to such matters.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible. We have assumed, without independent verification, that the indenture relating to the senior debt securities of the Company referenced in paragraph (1) above has been duly authorized, executed and delivered by the trustee thereunder, that all other governing documents under which the Securities are to be issued, as well as the stock purchase contracts, if applicable, will have been duly authorized, executed and delivered by all parties thereto other than the Company and that the signatures on documents examined by us are genuine. We have further assumed that the issuance or delivery by the Company of any securities other than the Securities, or of any other property, upon exercise or otherwise pursuant to the terms of the Securities will be effected pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. Finally, we have assumed that the authority granted in the Resolutions will remain in effect at all relevant times and that no Securities will be issued or other action taken in contravention of any applicable limit established pursuant to the Resolutions from time to time.

We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities, or as to the effect that their performance of such obligations may have upon any of the matters referred to above. Nor are we expressing an opinion as to securities of any parties other than the Company.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or other offering material regarding the Company, the Trusts, or the Securities or their offering and sale.

Unum Group Unum Group Financing Trust I Unum Group Financing Trust II	- 8 -

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of the Securities” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP